[PIPER MARBURY RUDNICK & WOLFE LLP LETTERHEAD]


6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.piperrudnick.com

PHONE  (410) 580-3000
FAX    (410) 580-3001

                                                                     Exhibit 5.1

                                October 19, 2001






LEXINGTON CORPORATE PROPERTIES TRUST
355 Lexington Avenue
New York, New York  10017

Ladies and Gentlemen:

        We serve as special Maryland counsel to Lexington Corporate Properties Trust, a Maryland statutory real estate investment trust (the "Trust"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement, of the Trust on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"), on or about October 19, 2001 of up to 2,000,000 of Class A Senior Cumulative Convertible Preferred Stock, par value $.0001 per share (the "Preferred Shares") and an indeterminate number of Common Shares, par value $.0001 per share (the "Common Shares" and, together with the Preferred Shares, collectively, the "Shares") issuable upon conversion of the Preferred Shares as described in the Registration Statement. This opinion is being furnished to you at the request of the Trust in connection with the filing of the Registration Statement.

        In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Declaration of Trust and Bylaws of the Trust, the proceedings of the Board of Trustees of the Trust or committees thereof relating to the organization of the Trust and to the authorization and issuance of the Shares, an Officer's Certificate of the Trust (the "Certificate"), and such other statutes, certificates, instruments, and documents relating to the Trust and matters of law as we have deemed necessary to the issuance of this opinion.

        In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all



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                                            LEXINGTON CORPORATE PROPERTIES TRUST
                                                                October 19, 2001
                                                                          Page 2



documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, trust or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

        Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

               (1) The Trust has been duly formed and is validly existing as a statutory real estate investment trust in good standing under the laws of the State of Maryland.

               (2) The Preferred Shares have been duly authorized and are validly issued, fully paid, and non-assessable.

               (3) The Common Shares, when issued upon conversion of the Preferred Shares in accordance with the terms of the Declaration of Trust and upon issuance and delivery of stock certificates representing the Common Shares, will be validly issued, fully paid, and non-assessable.

        In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. We assume that the issuance of the Shares will not cause (i) the Trust to issue Common Shares in excess of the number of Common Shares authorized by the Trust's Declaration of Trust at the time of their issuance or (ii) any person to violate any of the Ownership Limit provisions of the Trust's Declaration of Trust (as defined in Article Ninth thereof). This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.



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                                            LEXINGTON CORPORATE PROPERTIES TRUST
                                                                October 19, 2001
                                                                          Page 3



        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                           Very truly yours,

                                           /s/ Piper Marbury Rudnick & Wolfe LLP